UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

DISCOUNT DENTAL MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54381	26-1974399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13455 Noel Road, Suite 1000
Dallas, TX 75240
 (Address of principal executive offices) (zip code)

(949) 415-7478
(Registrant’s telephone number, including area code)

92 Corporate Park, C-141
Irvine, CA 92606
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 12, 2013, our wholly-owned subsidiary, Cerebain Biotech Corp., entered into an Advertising Contract with Chineseinvestors.com, pursuant to which Chineseinvestors.com will provide advertising services to us for a twelve month marketing campaign, beginning August 12, 2013 and ending on August 12, 2014. Specifically, under the agreement, Chineseinvestors.com agrees to provide us with (i) a taped interview to be aired six (6) times on both Phoenix Satellite TV (USA), (ii) an interview to be aired on FM 96.1 KSQQ San Jose, CA, (iii) an interview to be aired on AM 1320 KXYZ Houston, TX, (iv) a link from its home page www.chineseinvestors.com to our company profile for a period of twelve (12) months and (v) a maximum of twelve (12) emails to its database members. Chineseinvestors.com will also provide all translation work for the interview, company profile, and email content. In exchange for these services we agreed to (i) pay Chineseinvestors.com a total of $125,000, with $20,000 due on August 14, 2013, and the remaining $105,000 payable in eleven equal monthly payments of $ 9545.46, due the 12th of each month, beginning on September 12, 2013; and (ii) issue Chineseinvestors.com a total of 150,000 shares of our common stock, restricted in accordance with Rule 144, with piggy back registration rights

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Advertising Contract with Chineseinvestors.com dated August 12, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discount Dental Materials, Inc.
a Nevada corporation

Dated: August 14, 2013	By:	/s/ Eric Clemons
By: Eric Clemons
Its: President

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